UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2016

Commission File Number 000-54530

GOPHER PROTOCOL INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23129 Cajalco Road, Perris, CA 92570

(Address of principal executive offices)

888-685-7336

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2016 (the "Effective Date"), Mansour Khatib and Gopher Protocol Inc. (the “Company”) entered into an Employment Agreement (the "Agreement") pursuant to which Mr. Mansour Khatib agreed to serve as the Chief Marketing Officer of the Company. Mr. Mansour Khatib was also appointed as a director of the Company on the Effective Date.

Pursuant to the terms of the Employment Agreement, Mr. Khatib will receive an annual salary of $100,000 upon the Company generating $1,000,000 in revenue during any three (3) month period.

There is no understanding or arrangement between Mr. Khatib and any other person pursuant to which he was appointed as an executive officer and director.  Mr. Khatib does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  Mr. Khatib has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000.

From 2009 through 2012, Mr. Khatib served as the CEO and CFO of The Merchandise Company, located in Long Beach, California. From 2012 through the present, Mr. Khatib has served as a U.S. Business and Marketing Sales Representative for KB Racking, located in Toronto, Canada. From May 2013 through July 2014, Mr. Khatib served as VP of Marketing for Sun Energy Partners, LLC, developing solar rooftop projects. From July 2014 through the present, Mr. Khatib has served as the CTO for New Energy Ventures, LLC, a company that is developing utility scale projects in New Jersey, California, and smaller projects in Mexico, the Caribbean and Peru. Mr. Khatib received B.A. in Economics from Fachhochschule Wuppertal in Wuppertal, Germany in 1988 and a Bachelors in Electro Engineering & Computer Technology from University Aachen in Aachen, Germany in 1985.

In addition, Dr. Danny Rittman was appointed by the Company as Co-Chairman of the Company. Mr. Rittman was serving as a director of the company at the time of his appointment as Co-Chairman.

Additionally, on April 19, 2016, in consideration of past accomplishments achieved by Dr. Rittman on behalf of the Company and for future anticipated achievements, the Company entered into an Amended and Restated Employment Agreement with Dr. Danny Rittman pursuant to which Mr. Rittman will continue to act as the Company's CTO for a term of one (1) year as extended in consideration of (i) a base salary of $12,000 per month from January 1, 2016 through January 1, 2017.

Item 9.01      Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1 10.2

Employment Agreement by and between Gopher Protocol Inc. and Mansour Khatib dated April 16, 2016

Amended and Restated Employment Agreement by and between Gopher Protocol Inc. and Dr. Danny Rittman dated April 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOPHER PROTOCOL INC.

By:	/s/ Michael Murray
Name: Michael Murray
Title: CEO, President, Secretary, Treasurer and Director

Date:	April 20, 2016
Perris, California